FOR IMMEDIATE RELEASE

THE TILE SHOP REPORTS FOURTH QUARTER 2012 RESULTS

—     9.8% Comparable Store Sales Growth in Fourth Quarter / 7.1% Increase for 2012 –

—     Adjusted EBITDA of $12.0 Million in Fourth Quarter / $50.6 Million for 2012 –

—     Six Stores Opened in Fourth Quarter / 15 Stores Opened in 2012 –

February 20, 2013 – Tile Shop Holdings, Inc. (NASDAQ: TTS) (the “Company”), a specialty retailer of manufactured and natural stone tiles, setting and maintenance materials, and related accessories, today announced results for its fourth quarter ended December 31, 2012.

“The fourth quarter of 2012 was another strong quarter for the Company from both a financial and operational perspective,” stated Robert Rucker, Chief Executive Officer. “Fourth quarter sales were strong, as evidenced by the 9.8% increase in same store sales and we opened six new stores in the quarter, bringing the total number of new stores opened in the year to 15. We ended 2012 with 68 stores in 22 states, a 28% year-over-year unit growth. In addition, at the end of the quarter, we completed the purchase of our fourth distribution center, which will enable us to open stores in the attractive Texas and Colorado markets in 2013. Our unique operating model, which combines direct sourcing, exciting in-store displays, exceptional customer service and strategically located stores, has enabled the Company to grow while maintaining our strong financial performance. As we move into 2013 we will continue to expand our presence throughout the country, while staying focused on providing our customers with unique products and great service.”

Fourth Quarter 2012 Results

Net sales increased 22.5% to $46.2 million for the quarter ended December 31, 2012 versus $37.7 million for the comparable quarter last year. The growth in sales was driven by an increase in comparable-store sales of 9.8%, adding $3.7 million in net sales, and incremental net sales of $4.8 million from the opening of new stores during the year.

For the quarter, Adjusted EBITDA was $12.0 million compared to $9.9 million in the same period of the prior year, an increase 21.2%. Adjusted EBITDA as a percentage of sales was 25.9% in 2012 compared to 26.3% in 2011. See the “Adjusted EBITDA” table and “Non-GAAP Financial Measures” section below for a reconciliation of Adjusted EBITDA to net income.

Full Year 2012 Results

For the year ended December 31, 2012, net sales increased by $29.9 million or 19.6% to $182.7 million for the full year 2012 from $152.7 million in 2011. Comparable-store sales growth for 2012 was 7.1% as compared to a 6.4% increase in 2011.

Adjusted EBITDA increased 18.9%, or $8.0 million, to $50.6 million for the full year 2012. Adjusted EBITDA as a percentage of sales was 27.7% in 2012 and 27.9% in 2011. See the “Adjusted EBITDA” table and “Non-GAAP Financial Measures” section below for a reconciliation of Adjusted EBITDA to net income.

Adjusted EBITDA ($ in thousands)	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011

Net income	$(35,812)	$6,673	$(46,887)	$31,360
Interest expense	626	146	1,252	443
Income taxes	2,297	154	(2,002)	733
Change in warrant liability	40,357	-	82,063	-
Depreciation and amortization	2,987	2,493	10,530	8,652
Deferred compensation expense	-	448	3,897	1,415
Secondary offering fees	400	-	400	-
Stock-based compensation	1,118	-	1,381	-
Adjusted EBITDA	$11,973	$9,914	$50,634	$42,602

Income from operations, excluding non-recurring deferred compensation expense in both annual periods increased 12.6% to $38.3 million in 2012 as compared to $34.0 million for 2011. As a percentage of sales, income from operations, excluding non-recurring deferred compensation expense, was 21.0% in 2012 and 22.3% in 2011.

The Company generated $47.6 million of operating cash flow during fiscal year 2012 as compared with $33.3 million during fiscal year 2011.

Warrant Accounting

The Company filed a Current Report on Form 8-K today to describe a change in the method of accounting for its outstanding warrants. This change is driven by a technical accounting requirement related to derivative financial instruments which, in certain circumstances, requires a company to account for the value of the warrants as a liability. As a result, the Company will record a non-cash charge related to the change in the fair value of the outstanding warrants during the quarter ended December 31, 2012 of $40.4 million and during the period August 21, 2012 to December 31, 2012 of $82.1 million. This charge will have no impact on the Company’s operating expenses, operating income, Adjusted EBITDA, taxes, cash flows or cash and cash equivalents. When the warrants are exercised, on either a cash or cash-less basis, the warrant liability balance will be reclassified into equity and, after all the warrants are exercised, the warrant liability will be zero. At that time, our total stockholders’ equity will be the same as it would have been, as if this accounting issue had never occurred. Additional details can be located in the filing at www.tileshop.com under the Financials – SEC Filings section of its Legal/Investors – Investor Relations page.

Pro-Forma Non-GAAP Information

The Company presents pro–forma, non-GAAP net income to provide useful information to investors regarding the Company’s normal operating performance. Pro-forma, non-GAAP net income excludes non-recurring deferred compensation expense, non-cash warrant related expense, secondary offering costs, and includes a pro-forma adjustment for income tax expense as if the Company had been a "C" corporation at the beginning of each period (at an assumed combined effective tax rate of 40%).

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On a pro-forma non-GAAP basis, net income for the quarter would have been $4.3 million, compared to $4.1 million in the comparable prior year period. Pro-forma non-GAAP earnings per basic and diluted share for the quarter ended December 31, 2012 would have been $0.10 and $0.09 per share, based on 42.6 million and 47.5 million weighted average shares outstanding, respectively. Pro-forma non-GAAP earnings per basic and diluted share for the quarter ended December 31, 2011 would have been $0.10 per share, based on 42.5 million pro-forma weighted average shares outstanding for both computations. See the “Pro-forma Non-GAAP Net Income” table and the “Non-GAAP Financial Measures” section below for a reconciliation of non-GAAP to GAAP earnings.

Pro-forma non-GAAP net income for the year ended December 31, 2012, would have been $22.5 million, as compared to pro-forma non-GAAP net income of $20.1 million for the year ended December 31, 2011. Pro-forma non-GAAP net income per basic and diluted share would have totaled $0.53 and $0.51 per share based on weighted average shares of 42.6 and 44.0 million pro-forma weighted average shares outstanding, respectively. Pro-forma non-GAAP earnings per diluted share for the year ended December 31, 2011 would have been $0.47 per share for both basic and diluted earnings per share based on 42.5 million pro-forma weighted average shares outstanding.

Pro-forma Non-GAAP Net Income ($ in thousands, except per share data)	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011

Reported income (loss) before income taxes	$(33,515)	$6,828	$(48,889)	$32,093
Change in warrant liability	40,357	-	82,063	-
Deferred compensation expense	-	-	3,897	1,415
Secondary expenses	400	-	400	-
Pro-forma non-GAAP net income before taxes	7,242	6,828	37,471	33,508
Pro forma benefit (provision) for income taxes	2,897	2,731	14,989	13,403
Pro-forma non-GAAP net income	4,345	4,097	22,483	20,105
Pro-forma non-GAAP net income margin	9.4%	10.9%	12.3%	13.2%

(1) Weighted average basic shares outstanding	42,643,409	42,535,884	42,562,617	42,534,884
(1) Weighted average diluted shares outstanding	47,525,035	42,534,884	43,958,564	42,534,884
Basic earnings per share	$0.10	$0.10	$0.53	$0.47
Diluted earnings per share	$0.09	$0.10	$0.51	$0.47

(1) Pro-forma weighted average shares assume merger occurred at the beginning of 2011.

Webcast and Conference Call

The Company will host a conference call via live webcast for investors and other interested parties beginning at 5:00 p.m. Eastern Time on Wednesday, February 20, 2013. The call will be hosted by William E. Watts, Chairman, Robert Rucker, Chief Executive Officer, and Tim Clayton, Chief Financial Officer.

Participants may access the live webcast by visiting the Company’s investor relations website at www.tileshop.com. The call can also be accessed by dialing (877) 407-3982, or (201) 493-6780 for international participants. The replay of the call will be available from approximately 8:00 p.m. Eastern Time on February 20, 2013 through midnight Eastern Time on March 6, 2013. To access the replay, the domestic dial-in number is (877) 870-5176, the international dial-in number is (858) 384-5517, and the passcode is 408194. The archive of the webcast will be available on the Company’s Web site for a limited time.

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About Tile Shop Holdings and The Tile Shop

Tile Shop Holdings is the parent company of The Tile Shop. Tile Shop Holdings’ common stock is listed on the NASDAQ Global Market under the ticker symbol “TTS” and its warrants trade on the OTCBB under the symbol “TTSAW.”

The Tile Shop is a specialty retailer of manufactured and natural stone tiles, setting and maintenance materials, and related accessories in the United States. The Tile Shop offers a wide selection of products, attractive prices, and exceptional customer service in an extensive showroom setting. The Tile Shop operates 70 stores in 22 states, with an average size of 23,000 square feet. The Tile Shop also sells its products on its website, www.tileshop.com.

Non-GAAP Financial Measures

We calculate Adjusted EBITDA by taking net income calculated in accordance with GAAP, and adding interest expense, income taxes, depreciation and amortization, non-cash warrant related expense, and stock-based compensation. Adjusted EBITDA margin is equal to Adjusted EBITDA divided by net sales. Pro-forma non-GAAP net income is determined by adding back the non-cash warrant related expense, non-recurring deferred compensation expense and secondary offering costs to income before taxes calculated in accordance with GAAP and subtracting from this an estimate for income taxes as if the Company had been a “C” Corporation for all periods.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Our management uses these non-GAAP measures to compare our performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation, and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and our board of directors. We believe that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other specialty retailers, many of which present similar non-GAAP financial measures to investors.

Our management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitations of these non-GAAP financial measures are that they exclude significant expenses and income that are required by GAAP to be recorded in our consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate our business.

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FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include any statements regarding the Company’s strategic and operational plans. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Investors are referred to the most recent reports filed with the SEC by the Company.

Contacts:

Investors and Media: Brad Cohen: 763-852-2988 investorrelations@tileshop.com

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Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

As of December 31, 2012 and December 31, 2011

($ in thousands)
(unaudited)

	December 31, 2012	December 31, 2011

ASSETS
Current assets:
Cash and cash equivalents	$2,987	$6,283
Trade receivables, net	1,009	739
Inventories	46,890	43,744
Prepaid expenses and other	8,067	3,838
Note receivable from member	-	1,205
Income tax receivable	2,529	-
Deferred tax asset	9,364	-
Other current assets	847	382
Total current assets	71,693	56,191
Property, plant and equipment, net	82,080	62,065
Deferred tax asset	20,865	-
Other assets	862	749
TOTAL ASSETS	$175,500	$119,005

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,968	$7,788
Current portion of long term debt, net	3,741	559
Accrued wages and salaries	2,912	2,617
Other accrued liabilities	7,733	5,930
Current portion of capital lease obligation	234	194
Deferred compensation	6,171	-
Distributions payable to members	-	4,251
Total current liabilities	35,760	21,339
Long-term debt, net	68,855	2,445
Capital lease obligation, net	1,420	1,654
Deferred rent	18,582	15,583
Warrant liability	95,645	-
Deferred compensation and other liabilities	-	2,837
TOTAL LIABILITIES	220,262	43,858

Commitments and contingencies

Stockholders’ equity:
Common stock, par value 0.0001; authorized: 100,000,000 shares; issued: 43,177,822 and 32,000,000 shares	4	3
Additional paid-in-capital	9,435	8,175
Treasury units	-	(261)
Retained earnings (deficit)	(54,201)	67,230
Total stockholders’ equity	(44,762)	75,147
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$175,500	$119,005

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Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Statements of Income

($ in thousands, except per share data)
(unaudited)

($ in thousands, except per share data)	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011
Net sales	$46,187	$37,702	$182,650	$152,717
Cost of sales	12,602	10,023	49,627	40,321
Gross profit	33,585	27,679	133,024	112,396
Selling, general and administrative expenses	26,109	20,143	94,715	78,368
Deferred compensation expense	-	448	3,897	1,415
Income from operations	7,476	7,087	34,412	32,613
Interest expense	626	146	1,252	443
Change in value of warrants	40,357	-	82,063	-
Other income (expense)	(8)	(114)	15	(77)
Income (loss) before income taxes	(33,515)	6,828	(48,889)	32,093
Benefit (provision) for income taxes	(2,297)	(154)	2,002	(733)
Net income (loss)	$(35,812)	$6,673	$(46,887)	$31,360

Weighted average basic shares outstanding	42,643,409	32,114,747	35,837,609	32,275,667
Weighted average diluted shares outstanding	-	32,114,747	-	32,275,667
Basic earnings per share	$(0.84)	$0.21	$(1.31)	$0.97
Diluted earnings per share	$-	$0.21	$-	$0.97

Pro forma computation related to conversion to C Corporation for income tax purposes

Historical income (loss) before income taxes	$(33,515)	$6,828	$(48,889)	$32,093
Pro forma benefit (provision) for income taxes	(2,297)	(2,731)	(13,270)	(12,837)
Pro forma net income (loss)	$(35,812)	$4,097	$(62,159)	$19,256

Weighted average basic shares outstanding	42,643,409	42,535,884	42,562,617	42,534,884
Weighted average diluted shares outstanding	-	42,534,884	-	42,534,884
Basic earnings (loss) per share	$(0.84)	$0.10	$(1.46)	$0.45
Diluted earnings per share	$-	$0.10	$-	$0.45

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